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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                                 COHEN & STEERS
                       ADVANTAGE INCOME REALTY FUND, INC.
             (Exact name of registrant as specified in its charter)

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               Maryland                                13-4124161
    (State or other jurisdiction of                 (I.R.S. Employer
    incorporation or organization)                Identification No.)



757 Third Avenue, New York, New York                    10017
(Address of principal executive offices)              (Zip Code)


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
If this form relates to the  registration of a class of           If this form  relates to the  registration  of a class of
securities  pursuant to Section  12(b) of the  Exchange           securities  pursuant to Section 12(g) of the Exchange Act
Act and is  effective  upon filing  pursuant to General           and is effective  pursuant to General  Instruction A.(d),
Instruction A.(c), please check the following box.                please check the following box.  [  ]

[X]


Securities Act registration statement file numbers to which this form relates:
333-39900

Securities to be registered pursuant to Section 12(b) of the Act:

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
          Title of each class                                                  Name of each exchange on which each
         to be so registered:                                                      class is to be registered:

     Common Share, $.001 par value                                                   New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:    None

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                                                                               2

Item 1.  Description of Registrant's Securities to be Registered.

         A description of the Common Stock, par value $.001 per share (the "Common Stock"), of the registrant to be registered hereunder is set forth in the section entitled "Description of Shares" of the Prospectus that has been filed with the Securities and Exchange Commission ("SEC") in connection with the registrant's Registration Statement on Form N-2 filed on June 22, 2000 (the "Registration Statement), which description is incorporated herein by reference as filed with the SEC. Such Registration Statement may hereafter be amended or supplemented and filed as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference.

Item 2.  Exhibits

The following is a list of exhibits to this Registration Statement which shall be filed with the New York Stock Exchange:

          1. Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 (File No. 333-39900), as filed with the Securities and Exchange Commission on May 2, 2001.

          2. Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 (File No. 333-39900), as filed with the Securities and Exchange Commission on May 24, 2001.

          3. Form of stock certificate (incorporated by reference to Exhibit 99.2(d)(i) to the Registration Statement).

          4. Form of Dividend Reinvestment Plan (incorporated by reference to Exhibit 99.2(e) to the Registration Statement).






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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

                                         COHEN & STEERS ADVANTAGE INCOME
                                         REALTY FUND, INC.

                                         By:

                                            /s/ Robert Steers
                                            ----------------------------------
                                            Name: Robert H. Steers
                                            Title: Chairman & Secretary


Dated: May 24, 2001